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                                                                    EX-99.B4(b)


                        KEMPER VALUE PLUS GROWTH FUND

                        WRITTEN INSTRUMENT ESTABLISHING
                   AND DESIGNATING SEPARATE CLASSES OF SHARES


                The  undersigned  constitute all the Trustees  of Kemper Value
         Plus Growth  Fund  (the  "Fund"),  a  Massachusetts business   trust
         governed by  an Agreement  and   Declaration of Trust dated  June 14,
         1995 (the  "Declaration of Trust").    This instrument is  executed
         pursuant to Section 1 of Article III of the Declaration of Trust in order to establish and designate separate classes of shares of any series of the Fund, and it is based in part upon resolutions of the Board of Trustees of the Fund adopted at a meeting on August 8, 1995.

                WHEREAS,  Under  the Declaration of   Trust  the Board   of
         Trustees   has  the   authority,  in   its  discretion and  without
         shareholder approval, to divide the shares of any series of the Fund into separate classes of shares;

                WHEREAS, This Board of Trustees has previously approved, subject to various conditions, the division of the shares of each
         series   of the   Fund  into   four classes   of shares,   to be
         named "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares;"

                WHEREAS,    This  Board  of    Trustees  deems  it desirable
         and in the  best interests  of the  Fund to  divide the shares  of
         each series   of the   Fund, whether  now existing  or hereafter
         created (the "series"), into four separate classes of shares to be named, as previously indicated, "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares" and to provide
         investors  with   a  conversion   feature from   Class  B Shares to
         the   Class A Shares,  which  conversion feature  would thereby
         eliminate  any distribution services fee  then in effect under any
         plan  adopted  pursuant to  Rule 12b-1  of   the Investment
         Company  Act of 1940  ("1940 Act")  for such Class  B Shares; and

                WHEREAS, This Board of Trustees  believes that   the creation
         of four separate  classes of shares  as  provided herein will  be in
         the best  interests of  and will  have no   negative effects upon the
         current shareholders of the Fund;

                NOW,   THEREFORE,     the    establishment   and designation
         of separate classes of shares of any   series of the Fund is approved
         in accordance with the following provisions:

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                1.     Subject to  the conditions  hereinafter set forth, the
         shares  of any   series shall   be divided into   four classes to   be
         known respectively  as the "Class A  Shares," the "Class B Shares,"
         the   "Class C   Shares" and   the  "Class   I Shares,"   which
         classes shall have such  preferences and special or relative  rights
         and  privileges as may  be  determined  from time to time   by this
         Board of Trustees   subject always to  the Declaration  of  Trust
         and  the  1940  Act  and the  rules  and regulations thereunder.

                2. Subject to the terms of the Declaration of Trust, the Class A Shares, Class B Shares, Class C Shares and Class I Shares will have the same rights and privileges except that:

                (A)  The Class A Shares

                        (1) shall be sold subject to an initial sales charge as described in the prospectus for the Fund as from time to time in effect or shall be issued to shareholders in connection with the conversion feature as hereinafter described;

                        (2)  shall have an administrative service fee;

                        (3) shall not have a plan of distribution adopted under Rule 12b-1 of the 1940 Act ("Rule 12b-1 plan") and no fees payable under the Rule 12b-1 plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class A Shares; and

                        (4) shall have such dividend reinvestment, exchange and redemption rights and privileges as may be described in the prospectus for the Fund as from time to time in effect; and

                (B)  the Class B Shares

                        (1) shall be sold without an initial sales charge but subject to a contingent deferred sales charge imposed upon the redemption of the Class B shares as described in the prospectus of the Fund as from time to time in effect;

                        (2)  shall have an administrative service fee;

                        (3) shall have a Rule 12b-1 plan and any fees payable from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class B Shares only;

                        (4) shall convert to Class A Shares within a specified number of years as hereinafter described; and

                        (5)  shall have  such purchase, divided reinvestment,
                exchange   and  redemption  rights  and privileges associated

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                therewith as may be described in the prospectus for the
                Fund as from time to time in effect; and

                (C)  the Class C Shares

                        (1) shall be sold without any initial sales charge or any contingent deferred sales charge;

                        (2)  shall have an administrative service fee;

                        (3) shall have a Rule 12b-1 plan and any fees payable from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class C Shares only; and

                        (4) shall have such purchase, dividend reinvestment, exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Fund as from time to time in effect; and

                (D)  the Class I Shares

                        (1) shall be sold without any initial sales charge or any contingent deferred sales charge;

                        (2)  shall not have an administrative service fee;

                        (3) shall not have a Rule 12b-1 plan and no fees payable under the plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class I Shares; and

                        (4)  shall  have such  dividend reinvestment,
                exchange and redemption   rights and privileges as may be
                described in the prospectus for the Fund as from time to time in effect.

                3.     Any  shares  of  the  Fund  that are  issued
         and outstanding at the time   when shares of  the Fund are effectively
         divided into separate classes of shares as set forth above shall be classified as Class A Shares.

                4. Class A Shares of a series shall be issued to holders of Class B Shares of the same series pursuant to the following described conversion feature:

                        (A)   Class B Shares will convert to  Class A
                Shares six years after issuance of such Class B Shares; provided, however, that any Class B Shares issued in exchange for shares originally classified as Initial Shares of Kemper Portfolios, formerly known as Kemper Investment Portfolios
                (KP), whether in connection with a reorganization with a series of KP or otherwise, shall convert to Class A Shares seven years after



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                issuance of  such Initial Shares  if such Initial
                Shares were issued prior to February 1, 1991;

                         (B) Class B Shares issued upon reinvestment of income and capital gain dividends and other distributions will convert to Class A Shares on a pro rata basis with other Class B Shares; and

                         (C) Conversion to Class A Shares shall be based upon the relative net asset values of the Class A Shares and the Class B Shares at the time of conversion.

                IN WITNESS WHEREOF, the undersigned have this 8th day of August, 1995 signed these presents.





                                              (signatures attached)

                                              /s/ David W. Belin
                                              ---------------------------------
                                              David W. Belin, Trustee
                                              1705 Plaza Circle
                                              Des Moines, Iowa  50322

                                              /s/ Lewis A. Burnham
                                              ----------------------------------
                                              Lewis A. Burnham, Trustee
                                              16410 Avila Boulevard
                                              Tampa, Florida  33613

                                              /s/ Donald L. Dunaway
                                              ----------------------------------
                                              Donald L. Dunaway, Trustee
                                              235A North Elm Grove Road
                                              Brookfield, Wisconsin  53005

                                              /s/ Robert B. Hoffman
                                              ----------------------------------
                                              Robert B. Hoffman, Trustee
                                              10045 Litzsinger Road
                                              St. Louis, MO  63124-1131

                                              /s/ Donald R. Jones
                                              ----------------------------------
                                              Donald R. Jones, Trustee
                                              1776 Beaver Pond Road
                                              Inverness, Illinois  60067


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                                              /s/ David B. Mathis
                                              ---------------------------------
                                              David B. Mathis, Trustee
                                              529 Briar Lane
                                              Lake Forest, IL  60045

                                              /s/ Shirley D. Peterson
                                              ----------------------------------
                                              Shirley D. Peterson, Trustee
                                              401 Rosemont Avenue
                                              Frederick, MD  21701-8575

                                              /s/ William P. Sommers
                                              ----------------------------------
                                              William P. Sommers, Trustee
                                              2181 Parkside Ave.
                                              Hillsborough, California  94010

                                              /s/ Stephen B. Timbers
                                              ---------------------------------
                                              Stephen B. Timbers, Trustee
                                              210 South Green Bay Road
                                              Lake Forest, IL  60045




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